Exhibit 21.1
Subsidiaries of the Registrant

Name	Jurisdiction
Thomas Properties Group, LP	Maryland
TPG/CalSTRS, LLC	Delaware
TPGA, LLC	Delaware
TPG Plaza Investments, LLC	Delaware
515/555 Flower Associates, LLC	Delaware
505 Flower Associates, LLC	Delaware
TPG Reflections I, LLC	Delaware
TPG Reflections II, LLC	Delaware
TPG-Brookhollow GP, LLC	Delaware
TPG-Brookhollow, LP	Delaware
TPG-San Felipe Plaza GP, LLC	Delaware
TPG-San Felipe Plaza, LP	Delaware
TPG-OCS Holding Company, LLC	Delaware
TDP Commerce Square Gen-Par, Inc.	Delaware
TDP-Commerce Square Gen-Par, LLC	Delaware
Commerce Square Partners-Philadelphia Plaza, LP	Delaware
TPG-TCS Holding Company, LLC	Delaware
TCS SPE Associates, LP	Delaware
TCS Mezzanine GP, LLC	Delaware
TCS SPE 1, LP	Delaware
TCS SPE 2, LP	Delaware
TCS SPE 3, LP	Delaware
TCS Gen-Par, LLC	Delaware
Philadelphia Plaza-Phase II, LP	Pennsylvania
TPG-Land Investment Co. IV, LP	Delaware
TPG/P&A 2101 Market, LLC	Pennsylvania
TPG/P&A 2101 Market, LP	Pennsylvania
TPG-Land Investment Company, LLC	Pennsylvania
TPG-Preferred Equity, LLC	Delaware
Thomas SPE Corp	Pennsylvania
2121 Market Street Associates, LP	Pennsylvania
Harris Building General Partners, LLC	Pennsylvania
Harris Building Associates, LP	Pennsylvania
TPG-New FP GP, LLC	Delaware
TPG-New FP LP, LLC	Delaware
New TPG-Four Points, LP	Texas
TPG-FP Services GP, LLC	Delaware
TPG-FP Services LP, LLC	Texas
TPG-FP Services, LP	Delaware
TPG-El Segundo Partners, LLC	California
Thomas Realty Partners, LLC	Delaware
Thomas Properties Group Advisor, LLC	Delaware
TPG-CityWest Land GP, LLC	Delaware

Name	Jurisdiction
TPG-CityWest Land, LP	Delaware
TPG-2101 CityWest 1 & 2, LP	Delaware
TPG-2101 CityWest 1 & 2, GP, LLC	Delaware
TPG-2101 CityWest 3 & 4, GP, LLC	Delaware
TPG-2101 CityWest 3 & 4, LP	Delaware
TPG-Fair Oaks Plaza, LLC	Delaware
TPG-Austin Portfolio Investor LLC	Delaware
TPG-Austin Portfolio Partners GP LLC	Delaware
TPG-Austin Portfolio Syndication Partners JV LP	Delaware
TPG-Austin Portfolio Holdings LLC	Delaware
TPG-401 Congress REIT LLC	Delaware
TPG-401 Congress Mezzanine LLC	Delaware
TPG-401 Congress LLC	Delaware
TPG-300 West 6th Street REIT, LLC	Delaware
TPG-300 West 6th Street Mezzanine, LLC	Delaware
TPG-300 West 6th Street, LLC	Delaware
TPG-San Jacinto Center REIT, LLC	Delaware
TPG-San Jacinto Center Mezzanine, LLC	Delaware
TPG-San Jacinto Center, LLC	Delaware
TPG-One Congress Plaza REIT, LLC	Delaware
TPG-One Congress Plaza Mezzanine, LLC	Delaware
TPG-One Congress Plaza, LLC	Delaware
TPG-One American Center REIT, LLC	Delaware
TPG-One American Center Mezzanine, LLC	Delaware
TPG-One American Center, LLC	Delaware
TPG-Stonebridge Plaza II REIT, LLC	Delaware
TPG-Stonebridge Plaza II Mezzanine, LLC	Delaware
TPG-Stonebridge Plaza II, LLC	Delaware
TPG-Park 22 REIT, LLC	Delaware
TPG-Park 22, LLC	Delaware
TPG-Research Park Plaza I & II REIT, LLC	Delaware
TPG-Research Park Plaza I & II Mezzanine, LLC	Delaware
TPG-Research Park Plaza I & II, LLC	Delaware
TPG-Westech 360 REIT, LLC	Delaware
TPG-Westech 360, LLC	Delaware
TPG-Great Hills Plaza REIT, LLC	Delaware
TPG-Great Hills Plaza, LLC	Delaware
BT Asset Services, LLC	Texas
TPG Austin Partner, LLC	Delaware
TPG/CalSTRS Austin, LLC	Delaware